EXHIBIT 10.21
Export Order Financing Contract

Contract No : Shanjiankaidai(2008)036

Type of Loan : Current Capital

Borrower (Party A) : Shaanxi Tianren Organic Food Co. Ltd.

Address :                      A-4/F Tongxinge Xietong Building,No.12,Gaoxin 2nd Rd, High-tech Zone, Xi’an, China 710075

Legal Representative (Chief Officer): Xue Hongke

Fax:           86-029-88386230                                Tel: 86-029-88386415

Lender (Party B): Hi-Tech Industrial Development Zone, Xi’an Branch of China Construction Bank

Address:                      No. 42 Gaoxin Road,Xi’an 710075

Chief Officer: Zhou Cunxing

Fax:           86-029-88321414                                   Tel: 86-029-88221824

Whereas Party A signed “Sales Contracts” with EXPORT PACKERS COMPANY LIMITED, GOLDENDRAGON TRADING GMBH, SUNRISE INTERNATIONAL FOOD CO., LTD. separately, and the contract numbers are No. SXTR-080530 No. 88-2008 and No. ST003/08, respectively. hereby Party B applies for a loan facility (the “Facility”). Pursuant to relevant laws and regulations and through consultation, Party A and Party B enter into this Contract:

Article 1. Amount of the Facility

The amount of the Facility shall be RMB two million (in words) (the “Maximum Amount”).

Article 2. Use of the Loan:

The Loan is only allowed for the purchase, production, transportation, and arrangement of export goods unless given written consent from Party B.

Article 3. Availability Period

Term of the Loan:  three  months from the draw date.

Article 4. Conditions Precedent to Disbursement of the Loan

Subject to a waiver by Party B, Party B is not obliged to provide the Loan to Party A unless the conditions precedent set out below has been satisfied:

1. Party A has obtained and/or completed all consents, approvals, registrations and other necessary formalities relating to the Loan under this Contract in accordance with relevant laws and regulations; and

2. Party A has submitted all relevant documents satisfactory to Party B; and

3. The security documents or other security(ies) acceptable to Party B have become effective; and

4. No event of default in respect to Party A specified under this Contract has occurred.

Article 5. Interest Rate, Calculation and Payment of Interests and Fees

1. The annual interest rate applicable shall be fixed at 6.57%.

2. Interest Settlement

The interest rate shall be calculated and paid according to the fixed interest rate, and the 20th day of each month shall be the date for the settlement of interest.

Daily interest rate = monthly interest rate/30

Article 6. Repayment

1. After the delivery is confirmed, Party A consents to convert export order finance to export invoice finance or to export collection loan or to export factoring prepayment in accordance with the intention of Party B. On the loan issued afterward, Party A promises to repay principal and interest under the contract.

On the condition that Party A cannot deliver goods or fails to make the repayment in accordance with the foregoing terms for any other reasons Party A should pay the loan with other terms. Before the due date of the loan Party A should pay off all the loan principal and interest, as well as other fees.

2. During the loan term, if Party A cannot deliver goods in accordance with the provisions of the contract for any reason, the loan will be treated as expired, and Party A is obliged to pay the loan under Party B’s requirements。

3. If Party A pays the loan with money beyond capital from collection, Party A should notice Party B five banking days in advance of the repayment date.

Article 7. Rights and Obligations of Parties

1. Party B shall conduct business with Party A in accordance with the terms and conditions of this Collection Contract. Party A must conduct business through Party B after the loading. Party A must make a note that credit right has been transferred to Party B and the wiring must be transferred to the account opened in Party B’s name.

2. Party A should use their best efforts to provide the information regarding use of the loan and exportation to Party B. Transferring any document to any third party is prohibited.

3. Any conduct through related transactions to escape the payment of loan is prohibited.

4. If Party A belongs to the class of group client, Party A should disclose any related transactions exceeding 10% of the net assets to Party B, including: (1) the relationship among the related parties; (2) project and nature; (3) amount and percentage of the transaction; and(4) price determination policy.

5. Party A has the right to require Party B to keep in confidence relevant financial information and trade secrets relating to the production and operation of Party A unless otherwise provided by the laws and regulations.

6. Party A shall provide relevant financial information and the information relating to production and operation as required by Party B and shall be responsible for the authenticity, integrity and validity of such information.

7. Party A shall assist in and accept Party B’s inspection and supervision of its production, operation, financial activities and the utilization of the Loan.

8. Party A shall utilize the Loan for the purpose as provided for hereunder.

9. Party A shall punctually repay the principal and interest in accordance with this Contract.

10. Party A or its investors shall not transfer any funds or assets in order to evade the indebtedness owed to Party B.

11. Party A shall give Party B a prior written notice for Party B’s consent if Party A intends to provide security for any third party during the term of this Contract and such security may affect Party A’s ability to make repayment under this Contract.

12. Party A shall promptly arrange for new security(ies) satisfactory to Party B where the Guarantor in respect of this Contract ceases or suspends production; its corporate registration is canceled, its business license revoked; it is bankrupt or dissolved; it is operating at a loss; or any other negative change has occurred, and such aforementioned incidents result in loss or partial loss of the Guarantor’s ability to secure the Loan, or where the mortgaged or pledged property(ies) for securing the Loan depreciate(s) or is (are) damaged or destroyed.

13. Party A shall promptly inform Party B of any relevant changes during the term of this Contract, including without limitation its business name, legal representative (or chief officer), registered office, business purpose or registered capital.

14. When Party A intends to carry out activity(ies) during the term of this Contract which may have an impact on the realization of Party B’s rights hereunder, Party A shall give Party B a [30] banking days prior written notice for its consent to such intended activity(ies) and shall further take sufficient measures to safeguard the repayment of the indebtedness under this Contract and arrange for security in accordance with Party B’s instructions. The aforementioned activities shall include without limitation contracting, leasing, transformation to a stock company, forming an economic association with another enterprise, consolidation, merger, division, setting up a joint venture, application for suspension of production or for winding up or for bankruptcy

15. Party A shall promptly inform Party B in writing, take sufficient measures to safeguard the repayment of the indebtedness under this Contract and arrange for security(ies) in accordance with Party B’s instructions if there has occurred to Party A incident(s) during the terms of this Contract that may have substantially negative effects on Party B’s performance of its obligations hereunder. The aforementioned incidents shall include without limitation the following: Party A ceases or suspends production; its corporate registration is canceled, or business license revoked; its legal representative or high-ranking officers are involved in illegal activities; it is involved in litigation with a major impact; great difficulties arise in respect to its production or operation; or its financial standing deteriorates.

16. Party B is entitled to debit any account opened by Party A with any branch or office of China Construction Bank for any amount due to Party B under this Contract.

Article 8. Liabilities for Default

1. Party A fails to provide true, complete and valid financial information or information relating to its production and operation or other relevant documents as required by Party B.

2. Party A fails to utilize the Loan for the purpose agreed upon by the Parties.

3. Party A fails to repay punctually the principal and/or interest.

4. Party A refuses Party B’s demand for supervision and/or inspection over the utilization of the Loan or hinders Party B from doing so.

5. Party A transfers or misappropriates funds or assets in order to evade the indebtedness.

6. Party A’s operational and financial conditions deteriorate and as a result it is unable to repay its indebtedness upon maturity; or it is involved or likely to be immediately involved in litigation or arbitration with a major impact or other legal disputes, and any of the aforementioned incidents in Party B’s judgment may or has affect(ed) or impair(ed) Party B’s rights and interests hereunder.

7. Any other indebtedness owed by Party A has affected or may affect its performance of the obligations to Party B hereunder.

8. Party A fails to repay any other indebtedness due to China Construction Bank upon maturity.

9. Party A carries out activity(ies) during the term of this Contract which may change its operational or managerial modes or equity structure and which in Party B’s sole judgment may affect or have affected the rights and interests of Party B hereunder. The aforementioned activities shall include without limitation contracting, leasing, transformation to a stock company, forming an economic association with another enterprise, consolidation, merger, division, or setting up a joint venture.

10. Other events which Party B believes will affect the realization of its rights under this Contract.

11. Party A fails to perform or comply with any of its other obligations hereunder.

Article 9. Remedies

If any Event of Default in Items (1) above occurs, Party B is entitled to enforce its rights hereunder by taking one or more of the following measures:

1. Party B is entitled to adjust or cancel the Facility or any individual Line under this Contract.

2. Party B is entitled to accelerate forthwith the indebtedness under this Contract, and to require Party A to repay forthwith all principals, interests and fees, whether they are due or not.

3. If Party A fails to utilize the Loan for the purpose set forth in this contract Party A must pay interest occurred and compound interest on the misappropriated part of the Loan in accordance with the penalty interest rate and the settlement provisions under the contract for the period commencing from the default date and ending on the date that all the principal and interest are settled. The penalty interest rate will be 100% higher than the normal loan interest rate in RMB currency.

4. When Party A defaults in repayment of the RMB Loan upon maturity, with respect to such Loan (including all or part of the Loan which is accelerated by Party B), Party A shall pay interest and compound interest at the overdue interest rate as promulgated by the People’s Bank of China and applicable at the time of such default and in accordance with the interest payment provisions set forth in this Contract for the period commencing from the date of such failure. Such overdue interest rate shall be 50% higher than the normal loan interest rate in RMB currency.

5. Party B is entitled to enforce its security rights.

6. Party B is entitled to require Party A to provide new security(ies) satisfactory to Party B.

7. Party B is entitled to terminate this Contract.

Article 10.Miscellaneous

1  _______________________________________

2  _______________________________________

3  _______________________________________

4  _______________________________________

Article 11. Dispute Resolution

Any dispute arising out of or in connection with this Contract shall be settled through friendly consultation. If no agreement is reached through such friendly consultation, such dispute shall be settled in accordance with Item 1. of the following:

1. Instituting legal proceedings with the People’s Court in the location of Party B;

2. Submitting the disputes to the [ ] for arbitration (the venue for such arbitration shall be __________), which shall be conducted in accordance with the arbitration rules in effect as of the date of submission. The arbitration award shall be final and binding on both Parties.

3. The Parties shall perform this Contract in accordance with the undisputed parts during the course of such legal proceedings or arbitration.

Article 12. Effectiveness

This Contract shall take effect upon the execution by the legal representative (chief officer) or authorized representative of Party A and by the chief officer or authorized representative of Party B with the company seal of both Parties affixed.

Article 13. Counterparts

This Contract shall be made in [5] counterparts.

All documents created within the Availability Period and within the Maximum Amount which underlie the debtor-creditor relationship between the Parties (including but not limited to Application for Drawing, Notice of Drawing, or other certificates and documents) shall be integral parts of this Contract.

Article 14. Representations

1. Party A is fully informed and aware of the business purposes and powers of Party B.

2. Party A has read all the terms of this Contract and Party B has given explanation as required by Party A. Party A hereby acknowledges that it fully understands all terms of this Contract and the corresponding legal consequences thereof.

3. Party A has the right and power to execute this Contract.

Party A: Shaanxi Tianren Organic Food Co. Ltd.

Legal Representative (or Chief Officer) or Authorized Representative (Signature):

/s/: Xue Hongke

Date: 06/18/2008

Party B: Hi-Tech Industrial Development Zone, Xi’an branch of China Construction

Bank

Chief Officer or Authorized Representative (Signature): /s/: Zhou Cunxing
Date: 06/18/2008